Calculation of Filing Fee Tables
F-4
Shell Finance US Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	3.875% Guaranteed Notes due 2028	457(o)			$ 920,732,000.00	0.0001381	$ 127,153.09
Fees to be Paid	2	Debt	6.375% Guaranteed Notes due 2038	457(o)			$ 2,063,148,000.00	0.0001381	$ 284,920.74
Fees to be Paid	3	Debt	5.500% Guaranteed Notes due 2040	457(o)			$ 802,108,000.00	0.0001381	$ 110,771.11
Fees to be Paid	4	Debt	5.125% Guaranteed Notes due 2041	457(o)			$ 691,199,000.00	0.0001381	$ 95,454.58
Fees to be Paid	5	Debt	3.125% Guaranteed Notes due 2049	457(o)			$ 993,714,000.00	0.0001381	$ 137,231.90
Fees to be Paid	6	Debt	3.000% Guaranteed Notes due 2051	457(o)			$ 876,828,000.00	0.0001381	$ 121,089.95
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 6,347,729,000.00		$ 876,621.37
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 876,621.37
Offering Note
[1]	(1) The value of the securities canceled upon the issuance of the securities registered on this Form F-4, calculated in accordance with Rule 457(f) under the Securities Act of 1933, as amended, is equal to the principal amount of such securities. (2) The aggregate principal amount of each series of Exchange Notes to be issued will be determined upon completion of the Exchange Offers to which this registration statement relates. Shell plc will fully and unconditionally guarantee the Exchange Notes issued by Shell Finance US Inc. as to payment of principal, premium (if any), interest and any other amounts due. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantees.

[2]	(1) The value of the securities canceled upon the issuance of the securities registered on this Form F-4, calculated in accordance with Rule 457(f) under the Securities Act of 1933, as amended, is equal to the principal amount of such securities. (2) The aggregate principal amount of each series of Exchange Notes to be issued will be determined upon completion of the Exchange Offers to which this registration statement relates. Shell plc will fully and unconditionally guarantee the Exchange Notes issued by Shell Finance US Inc. as to payment of principal, premium (if any), interest and any other amounts due. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantees.

[3]	(1) The value of the securities canceled upon the issuance of the securities registered on this Form F-4, calculated in accordance with Rule 457(f) under the Securities Act of 1933, as amended, is equal to the principal amount of such securities. (2) The aggregate principal amount of each series of Exchange Notes to be issued will be determined upon completion of the Exchange Offers to which this registration statement relates. Shell plc will fully and unconditionally guarantee the Exchange Notes issued by Shell Finance US Inc. as to payment of principal, premium (if any), interest and any other amounts due. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantees.

[4]	(1) The value of the securities canceled upon the issuance of the securities registered on this Form F-4, calculated in accordance with Rule 457(f) under the Securities Act of 1933, as amended, is equal to the principal amount of such securities. (2) The aggregate principal amount of each series of Exchange Notes to be issued will be determined upon completion of the Exchange Offers to which this registration statement relates. Shell plc will fully and unconditionally guarantee the Exchange Notes issued by Shell Finance US Inc. as to payment of principal, premium (if any), interest and any other amounts due. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantees.

[5]	(1) The value of the securities canceled upon the issuance of the securities registered on this Form F-4, calculated in accordance with Rule 457(f) under the Securities Act of 1933, as amended, is equal to the principal amount of such securities. (2) The aggregate principal amount of each series of Exchange Notes to be issued will be determined upon completion of the Exchange Offers to which this registration statement relates. Shell plc will fully and unconditionally guarantee the Exchange Notes issued by Shell Finance US Inc. as to payment of principal, premium (if any), interest and any other amounts due. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantees.

[6]	(1) The value of the securities canceled upon the issuance of the securities registered on this Form F-4, calculated in accordance with Rule 457(f) under the Securities Act of 1933, as amended, is equal to the principal amount of such securities. (2) The aggregate principal amount of each series of Exchange Notes to be issued will be determined upon completion of the Exchange Offers to which this registration statement relates. Shell plc will fully and unconditionally guarantee the Exchange Notes issued by Shell Finance US Inc. as to payment of principal, premium (if any), interest and any other amounts due. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantees.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date